                                                                   EXHIBIT 11



                            AMERICAN HEALTHWAYS, INC.
                        EARNINGS PER SHARE RECONCILIATION
                                  MAY 31, 2003
                                   (UNAUDITED)

         The following is a reconciliation of the numerator and denominator of basic and diluted earnings per share:


                                                                  Three Months Ended                Nine Months Ended
                                                                         May 31,                          May 31,
                                                             -----------------------------     ----------------------------
                                                                2003              2002             2003             2002
                                                             -----------      ------------     -----------      -----------

Numerator:
    Net income - numerator for basic earnings per share      $ 4,550,126      $ 2,586,547      $13,393,123      $ 6,528,634
    Effect of dilutive securities                                     --               --               --               --
                                                             -----------      -----------      -----------      -----------
    Numerator for diluted earnings per share                 $ 4,550,126      $ 2,586,547      $13,393,123      $ 6,528,634
                                                             ===========      ===========      ===========      ===========
Denominator:
   Shares used for basic earnings per share                   15,541,277       15,246,226       15,460,235       14,856,633
   Effect of dilutive stock options outstanding                  945,676        1,068,149          944,918        1,182,095
                                                             -----------      -----------      -----------      -----------
   Shares used for diluted earnings per share                 16,486,953       16,314,375       16,405,153       16,038,728
                                                             ===========      ===========      ===========      ===========
Earnings per share:
   Basic                                                     $      0.29      $      0.17      $      0.87      $      0.44
                                                             ===========      ===========      ===========      ===========
   Diluted                                                   $      0.28      $      0.16      $      0.82      $      0.41
                                                             ===========      ===========      ===========      ===========